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                                                                  EXHIBIT (j)(2)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all the references to our Firm included in or made a part of this registration statement on Form N-1A of Northern Funds (a Delaware business trust consisting of the Money Market Fund, U.S. Government Money Market Fund, U.S. Government Select Money Market Fund, Municipal Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Short-Intermediate U.S. Government Fund, Intermediate Tax-Exempt Fund, California Intermediate Tax-Exempt Fund, Florida Intermediate Tax-Exempt Fund, Fixed Income Fund, Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Global Fixed Income Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Income Equity Fund, Stock Index Fund, Large Cap Value Fund, Growth Equity Fund, Select Equity Fund, Mid Cap Growth Fund, Small Cap Index Fund, Small Cap Value Fund, Small Cap Growth Fund, Growth Opportunities Fund, International Growth Equity Fund, International Select Equity Fund, Technology Fund and Global Communications Fund).





/s/ ARTHUR ANDERSEN
---------------------
ARTHUR ANDERSEN



Chicago, Illinois
July 30, 2001